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                                                                      EXHIBIT 21

                          SUBSIDIARIES OF THE COMPANY

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NAME                                  JURISDICTION OF FORMATION       DOING BUSINESS AS
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
Panavision International, L.P.          Delaware                    Panavision;
                                                                    Panavision Florida;
                                                                    Panavision Hollywood;
                                                                    Panavision Wilmington
Keepco I, Inc.                          Delaware
Keepco II, Inc.                         Delaware
Panavision U.K. Holdings, Inc.          Delaware
Victor Duncan, Inc.                     Michigan                    Panavision Chicago;
                                                                    Panavision Dallas
VAH Ltd.                                New Zealand
Panavision Europe Limited               United Kingdom              Panavision U.K.;
                                                                    Panavision Ireland;
                                                                    Panavision France
                                                                    Lee Filters
Panavision Canada Holdings, Inc.        Ontario, Canada
Film Facilities Limited                 New Zealand
Lee Filters Limited                     United Kingdom
Camera Bellows Limited                  United Kingdom
Colortran Limited                       United Kingdom
Joe Dunton Cameras Limited              United Kingdom
Lee Lighting Ltd.                       United Kingdom              Lee Lighting
Panavision (Canada) Corporation         Ontario, Canada             Panavision Canada
Pana Truck Leasing Corporation          Ontario, Canada
Panavision Italia S.R.L.                Italy
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